UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This report amends the Current Report on Form 8-K of Astra Space, Inc. (the “Company”), dated March 2, 2023 and filed with the Securities and Exchange Commission on March 3, 2023 (the “Original 8-K”), solely to clarify that, as of March 14, 2023, the Delaware Court of Chancery (the “Court of Chancery”) has approved the Company’s request for relief and entered an order (the “Order”) in response to a petition (the “Petition”) filed on March 1, 2023 by the Company pursuant to Section 205 of the Delaware General Corporation Law (the “DGCL”), requesting that the Court of Chancery issue an order validating and declaring effective (1) the provisions of the Second Amended and Restated Certificate of Incorporation (the “Certificate”) of the Company that set forth the number of authorized shares of the Company and (2) the shares of the Company’s common stock issued in reliance on such provisions of the Certificate. This report does not otherwise amend, modify or update any of the disclosures contained in the Original 8-K.

Item 8.01	Other Events.

As previously disclosed, the Company filed the Petition in the Court of Chancery. On March 14, 2023, the Court of Chancery approved the Company’s request for relief and entered the Order (1) declaring the Certificate, including the filing and effectiveness thereof, as validated and effective as of the date of its filing with the Office of the Secretary of State of the State of Delaware on June 30, 2021, and (2) ordering that the Company’s securities (and the issuance of the securities) described in the Petition and any other securities issued in reliance on the validity of the Certificate are validated and declared effective, each as of the original dates of issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer